UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 20, 2017
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01   —   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2017, OpGen, Inc. (the “Company”), received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5550(a)(2) because the Company’s shares of common stock (“Common Stock”) failed to maintain a minimum bid price of $1 per share for thirty (30) consecutive trading days.

In accordance with Nasdaq’s listing requirements, the Company has 180 calendar days, or until December 18, 2017 to regain compliance.  If at any time before December 18, 2017, the closing bid price of the Common Stock is at least $1 for a minimum of ten (10) consecutive trading days, the Company can regain compliance.

If the Company does not regain compliance by December 18, 2017, the Company may be eligible for an additional 180 calendar day extension to regain compliance if the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement and (ii) provides written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Company intends to promptly evaluate various courses of action to regain compliance.  However, there can be no assurance that the Company will be able to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

Date: June 21, 2017	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

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